EXHIBIT 4.5


                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 19, 2003, by and among International Paper Company (the "Company"), a corporation duly organized and existing under the laws of the State of New York, and the several initial purchasers listed on Schedule I hereto (the "Purchasers").

     This Agreement is made pursuant to the Purchase Agreement dated March 14, 2003, by and among the Company and the Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of $700,000,000 aggregate principal amount of its 5.30% Notes due April 1, 2015 and $300,000,000 aggregate principal amount of its 3.80% Notes due April 1, 2008 (collectively, the "Notes"). The Notes are to be issued pursuant to the provisions of an Indenture dated as of April 19, 1999 (the "Base Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the 5.30% Notes due 2015 and 3.80% Notes due 2008 Supplemental Indenture dated as of the Closing Date between the Company and the Trustee (the "Supplemental Indenture" and collectively, with the Base Indenture, the "Indenture").

     In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to each Purchaser and its direct and indirect transferees the registration rights with respect to the Notes set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Additional Interest" shall have the meaning set forth in Section 2(e)(i).

     "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Date" shall have the meaning set forth in Section 2(a)(ii).

     "Exchange Notes" means the debt securities of the Company to be offered to Holders in exchange for Notes pursuant to the Exchange Offer or otherwise pursuant to a registration of securities containing terms identical to the Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the date of issuance of the Notes, (ii) the Exchange Notes will not contain terms with respect to transfer restrictions, and (iii) certain provisions relating to an increase in the stated rate of interest on the Notes shall be eliminated).

     "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for all Notes that are Registrable Notes pursuant to Section 2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on an appropriate form and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Holder" shall mean each Purchaser, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

     "Indenture" shall have the meaning set forth in the preamble.


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


     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that, for purposes of Section 6(b), whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be considered outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

     "Notes" shall have the meaning set forth in the preamble.

     "Offer Termination Date" shall have the meaning set forth in Section 2(a)(iv).

     "Participating Broker-Dealer" shall have the meaning set forth in Section 4(a) hereof.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Private Exchange" shall have the meaning set forth in Section 2(a).

     "Private Exchange Notes" shall have the meaning set forth in Section 2(a).

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble.

     "Purchasers" shall have the meaning set forth in the preamble.

     "Registrable Notes" shall mean the Notes of each series, provided, however, that such notes shall cease to be Registrable Notes when (i) a Registration Statement


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


with respect to such notes or the resale thereof shall have been declared effective under the Securities Act and such notes shall have been disposed of pursuant to such Registration Statement, (ii) such notes have been sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the Securities Act, (iii) such notes shall have ceased to be outstanding or (iv) such notes have been exchanged for Exchange Notes upon consummation of the Exchange Offer.

     "Registration Default" shall have the meaning set forth in Section 2(e).

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing, at the request of the Company, any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders incurred on or before the initial effectiveness of the Shelf Registration Statement, which counsel shall be counsel for the Purchasers or other counsel selected by the Company and not objected to by the Majority Holders ("counsel for the Holders") and
(vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance, but excluding fees of counsel to the Underwriters or the Holders and underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

     "Registration Statement" shall mean any registration statement of the Company filed with the SEC that covers any of the Exchange Notes or the Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


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


     "Rule 144(k)" shall have the meaning set forth in Section 2(e)(iii).

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes ((or Private Exchange Notes) except Registrable Notes that the Holders have elected not to include in such Shelf Registration Statement) or Notes that represent an unsold allotment for the original offering thereof on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "TIA" shall have the meaning set forth in Section 3(1) hereof.

     "Trustee" shall have the meaning set forth in the preamble.

     "Underwriters" shall have the meaning set forth in Section 3 hereof.

     "Underwritten Offering" shall mean a registration in which Registrable Notes are sold to an Underwriter for reoffering to the public.

     2. Registration under the Securities Act.

          (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its reasonable best efforts to: (i) file the Exchange Offer Registration Statement or a Shelf Registration Statement with the SEC within 120 days of the Closing Date; (ii) have the Exchange Offer Registration Statement or Shelf Registration


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


     Statement declared effective by the SEC within 210 days after the Closing Date; (iii) consummate the Exchange Offer within 245 days of the Closing Date; and (iv) commence the Exchange Offer and issue the Exchange Notes in exchange for all Notes validly tendered in accordance with the terms of the Exchange Offer prior to the close of the Exchange Offer, or, in the alternative, cause a Shelf Registration Statement to remain effective for a maximum of two years from the Closing Date.

     For purposes hereof, "consummate" shall mean that the Exchange Offer Registration Statement shall have been declared effective, subject to
     Section 2(b), the period of the Exchange Offer provided in accordance with clause (ii) below shall have expired and all Registrable Notes validly tendered in connection with such Exchange Offer shall have been exchanged for Exchange Notes (assuming the Holder tendering such Notes is not an affiliate of the Company within the meaning of Rule 405 of the Securities Act and is not a broker-dealer tendering Registrable Notes acquired directly from the Company for its own account, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any Person for the purpose of distributing the Exchange Notes and that each such Holder makes a representation to the Company to such effect). The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

               (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

               (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days or such longer period as may be required by the Securities Act from the date such notice is mailed) (each such date being an "Exchange Date");

               (iii) that any Registrable Note not tendered will remain outstanding and continues to accrue interest, but will not retain any rights under this Agreement, other than Notes that represent an unsold allotment for the original offering thereof;


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


               (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date (the "Offer Termination Date"); and

               (v) that Holders will be entitled to withdraw their election, not later than the close of business on the Offer Termination Date, by sending to the institution and at the address specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Registration Notes exchanged.

          As soon as practicable after the Offer Termination Date, the Company shall:

          (A) accept for exchange in accordance with the Exchange Offer Registration Statement and the letter of transmittal Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange, as the case may be; and

          (B) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Note or Private Exchange Note, as the case may be, equal in aggregate principal amount to the aggregate principal amount of the Registrable Notes surrendered by such Holder.

          To the extent not prohibited by any law or the Staff of the SEC, the Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC and (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer. Each Holder of Registrable Notes who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange

     Offer will be required to make certain customary representations in connection therewith, including representations that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, that any Exchange Notes to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities
     Act) of the Exchange Notes.

          If upon consummation of the Exchange Offer, any Purchaser holds Registrable Notes acquired by it as part of their initial distribution, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Exchange Offer, shall issue and deliver to such Purchaser upon the request of such Purchaser, in exchange (the "Private Exchange") for the Registrable Notes held by such Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects to the Registrable Notes (the "Private Exchange Notes").

          (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the Offer Termination Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC or (ii) in the opinion of counsel for the Purchasers a Registration Statement must be filed and a Prospectus must be delivered by the Purchasers in connection with any offering or sale of Registrable Notes (or Private Exchange Notes) because such Registrable Notes (or Private Exchange Notes) represent an unsold allotment for the original offering thereof, the Company shall use its reasonable best efforts to cause to be filed within 120 days of the Closing Date, a Shelf Registration Statement providing for the sale of such Registrable Notes (or Private Exchange Notes) and to have such Shelf Registration Statement declared effective within 210 days of the Closing Date by the SEC. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (ii) of the preceding sentence, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes (or Private Exchange Notes) and a Shelf Registration Statement with respect to offers and sales of Registrable Notes (or Private Exchange Notes) held by the Purchasers after completion of the Exchange Offer (or Private Exchange)


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


     The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until two years from the effective date thereof or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to a Shelf Registration Statement.

          (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes (or Private Exchange Notes) pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes (or Private Exchange Notes) pursuant to such Registration Statement may legally resume.

          (e) The parties hereto agree that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision if, the Company fails to comply with its obligations under Section


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


     2(a) and Section 2(b) hereof (any such failure, a "Registration Default"). Therefore, the parties hereto agree that:

               (i) if the Exchange Offer Registration Statement is not filed with the SEC within 120 days following the Closing Date (or, if applicable, the Shelf Registration Statement is not filed within 120 days of the Closing Date), then beginning on the 121st day after the Closing Date, additional interest ("Additional Interest") shall accrue on the Registrable Notes over and above the applicable accrued interest rate thereon at a rate of 0.25% per annum,

               (ii) if the Exchange Offer Registration Statement (or, if applicable the Shelf Registration Statement) is filed and is not declared effective by the SEC within 210 days following the Closing Date, then beginning on the 211th day after the Closing Date, Additional Interest shall accrue on the Registrable Notes over and above the applicable accrued interest rate thereon at a rate of 0.25% per annum, and

               (iii) if either

                    (x) the Company has not exchanged Exchange Notes for all
               Registrable Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 245 days after the Closing Date;

               or

                    (y) if applicable, a Shelf Registration Statement is
               declared effective but that Shelf Registration Statement ceases to be effective at anytime prior to the expiration of the holding period referred to in Rule 144(k) promulgated under the Securities Act ("Rule 144(k)"), then Additional Interest shall accrue on the Registrable Notes over and above the applicable accrued interest rate thereon at a rate of 0.25% per annum immediately following the (a) 246th day after the Closing Date, in the case of (x) above, or (b) the day the Shelf Registration Statement ceases to be effective, in the case of (y) above.

          However, Additional Interest may in no event exceed 0.25% per annum. Any Additional Interest will be payable in cash on the same original payment date of the


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


     Notes. In addition, Additional Interest shall (a) cease to accrue upon the filing of the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement) (in the case of (i) above), (b) cease to accrue upon the declaration of effectiveness of the Exchange Offer Registration Statement (or, if applicable, the declaration and continued effectiveness of the Shelf Registration Statement) (in the case of (ii) above), and (c) cease to accrue upon the exchange of Exchange Notes for the Registrable Notes or, if applicable, upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to the expiration of the holding period referred to in Rule 144(k) (in the case of (iii) above).


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


     3. Registration Procedures.

     In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall promptly:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form shall (x) be selected by the Company, (y) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to the instructions applicable to the form of such Registration Statement under the Securities Act; and keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

          (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes and to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference) and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the


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


     offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use its best efforts (i) to register or qualify the Registrable Notes under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing a reasonable time prior to the time the applicable Registration Statement is declared effective by the SEC and (ii) to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(d), (B) file any general consent to service of process or (C) subject themselves to taxation in any such jurisdiction if they are not so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and, if requested by such Persons, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a


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


     Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Notes;

          (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until


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


     the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, or any document which is to be incorporated by reference into a Registration Statement or Prospectus after the initial filing of a Registration Statement, provide copies of such document to counsel for the Holders and make such of the representatives of the Company as shall be reasonably requested by counsel for the Holders available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which counsel for the Holders shall not have, (i) with respect to an Exchange Offer Registration Statement, simultaneously upon filing with the SEC, been advised and furnished a copy or (ii) with respect to a Shelf Registration Statement, previously been advised and furnished a copy or to which counsel for the Holders shall reasonably object (provided, however that this section 3(j) shall not prevent the Company from complying with its ongoing reporting obligations under applicable securities laws);

          (k) obtain a CUSIP number for all Exchange Notes, Registrable Notes or Private Exchange Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Notes, Registrable Notes or Private Exchange Notes, as the case may be, in form eligible for deposit with The Depository Trust Company;

          (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA")(unless an exemption under Rule 4d-9 under the TIA is available), to the extent not already so qualified, in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, and cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, any Under writer participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case that would customarily be reviewed or examined in connection with "due diligence" review of the Company; provided, however, that each such party shall be required to maintain confidences and not to disclose to any other person any information or records reasonably designated by the Company as being confidential;

          (n) if reasonably requested by any Holder of Registrable Notes covered by the Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such filing;

          (o) cause all Registrable Notes covered by a Registration Statement to be rated with the appropriate rating agencies, (i) if the Notes have been rated prior to the initial resale by the Purchasers or (ii) if the Notes have not been previously rated, if so requested by the Majority Holders; and

          (p) in the case of an Underwritten Offering pursuant to a Shelf Registration, enter into such customary agreements and take all such other customary actions in connection therewith (including, those reasonably requested by counsel for the Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any

     Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by Companies to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain comfort letters from the independent certified public accountants of the Company(and, if necessary, any other certified public accountant of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by the Statement of Auditing Standards No. 72 comfort, and (iv) deliver such documents and certificates as may be reasonably requested by counsel for the Holders to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions in an underwriting agreement. In the case of any Underwritten Offering, the Company shall provide written notice to the Holders of all Registrable Notes of such Underwritten Offering at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering. Such notice shall (x) offer each such Holder the right to participate in such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such Underwritten Offering and (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering.

     In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to promptly furnish, but not later than 15 days after written request, to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registration Notes as the Company may from time to time reasonably request in writing. Notwithstanding anything in this Agreement to the contrary, if a Holder does not provide the information required above, then such Holder will not be included in such Shelf Registration Statement.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registration Notes current at the time of receipt of such notice.

     If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

     The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Notes included in such offering; such selection must be approved by the Company which approval shall not be unreasonably withheld or delayed.

     4. Participation of Broker-Dealers in Exchange Offer.

          (a) The Company understands that the Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with any resale of such Exchange Notes.

          (b) The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          (c) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause
     (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

               (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding two years after the Offer Termination Date (as such period may be extended pursuant to the penultimate paragraph of
          Section 3) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this
          Section 4; and

               (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with two entities representing the Participating Broker-Dealers which shall be Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney Inc. ("Salomon") if Morgan Stanley and Salomon so requests or otherwise the Participating Broker-Dealer holding the largest aggregate principal amount of Notes, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers and (z) to cause to be delivered only one, if any, comfort letter with respect to the Prospectus in the form existing on the Offer Termination Date.

     5. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Holder of the Notes, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer, and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Indemnified Party and furnished to the Company by or on behalf of such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Notes was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase or distribution and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided, further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their partners, officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders.

          (b) Each Holder of the Notes severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder or Purchaser specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder or Purchaser may otherwise have to the Company or any of its controlling persons.

          Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under subsection (a) or (b) above, except to the extent that the failure to so notify has materially prejudiced the rights of the indemnifying party under this Agreement. If any such proceeding shall be brought or asserted against an Indemnified Party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others entitled to indemnification pursuant to this Section 5 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party and the Indemnified Party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Purchaser, its affiliates and any control Persons of such Purchaser shall be agreed upon and designated in writing by Morgan Stanley and Salomon, (y) for any Holder, its affiliates and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such indemnified person, from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

          If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an Indemnified Party under subsections
     (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the exchange of the Notes, pursuant to the Registered Exchange offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
     Section 5(d), the Holders of the Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

     The agreements contained in this Section 5 shall survive the exchange of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

     6. Miscellaneous.

          (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof or which would have the effect of reducing the rate or extending the time of payment of interest on any Registrable Note shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery: if to a Holder, at the most current address given by such Holder to the Company;

               (2) if to the Purchasers:

                   c/o Morgan Stanley & Co. Incorporated
                   1585 Broadway
                   New York, New York 10036
                   fax: (212) 761-0538
                   Attention: Global Capital Markets

               (3) if to the Company, at its address as follows:

                   International Paper Company
                   400 Atlantic Street,
                   Stamford, Connecticut 06921
                   Attention: The Secretary, and

               with a copy to:

                   Davis Polk & Wardwell
                   450 Lexington Avenue
                   New York, NY 10017
                   Fax No.: (212) 450-4800
                   Attention: Francis J. Morison

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient"s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the addresses specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment or assumption, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferees of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes, shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Purchasers shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, the obligations of such Holder under this Agreement.

          (e) Purchases and Sales of Notes. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in rule 405 under the 1993 Act) not to, purchase and then resell or otherwise transfer any Notes other than to the Company or its affiliates.

          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY LAWS OF THE STATE OF NEW YORK AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          (j) Severability. In the event that one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                              INTERNATIONAL PAPER COMPANY


                                              By /s/ TOBIN J. TREICHEL
                                                --------------------------------
                                              Name:  Tobin J. Treichel
                                              Title: Vice President


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.

By: MORGAN STANLEY & CO. INCORPORATED


By /s/ MICHAEL FUSCO
  --------------------------------------
  Name:  Michael Fusco
  Title: Executive Director


By: SALOMON SMITH BARNEY INC.


By /s/ THOMAS FAHERTY
  --------------------------------------
  Name:  Thomas Faherty
  Title: Vice President


    For themselves and on behalf of the
    several Purchasers listed
    in Schedule I hereto

Schedule I
----------

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
UBS Warburg LLC
ABN AMRO Incorporated
Banc of America Securities LLC
BNP Paribas Securities Corp.
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Tokyo-Mitsubishi International plc